Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2008

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $   280

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $    12



72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $   319

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B                36
	    Class C               112
	    Class Y		    8



73A.	1.  Dividends from net investment income (per share)
	    Class A	       $ 0.08

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	       $ 0.00
    	    Class C	       $ 0.00
	    Class Y	       $ 0.13


73B.	1.  Distributions of capital gains (per share)
	    Class A	       $ 0.10

	2.  Distributions of capital gains (per share)
	    Class B	       $ 0.10
    	    Class C	       $ 0.10
	    Class Y	       $ 0.10


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3780

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               324
	    Class C              1258
	    Class Y		  983


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $  8.51

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  8.39
	    Class C           $  8.39
	    Class Y	      $  8.51



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  92

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  -
	    Class C	      $  -


72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 76

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)

	   (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	       $ 0.06

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	       $ 0.00
    	    Class C	       $ 0.00


73B.	1.  Distributions of capital gains (per share)
	    Class A	       $ 0.05

	2.  Distributions of capital gains (per share)
	    Class B	       $ 0.05
    	    Class C	       $ 0.05

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1633

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              - (1)
	    Class C              - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $  6.15

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  6.06
	    Class C           $  6.07